UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2014

UNIQUE UNDERWRITERS, INC.

(Exact name of registrant as specified in its charter)

TEXAS (State or other jurisdiction of incorporation)	333-172850 (Commission File Number)	27-0631947 (IRS Employer Identification No.)

121 North Commercial Drive

Mooresville, NC 28115

(Address of principal executive offices)

13601 Preston Road Suite 317

Dallas, TX 75240

(Former Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (704)902-5380

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act.

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to the report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Section 5 Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

Effective as of March 14, 2014, Samuel Wolfe, the Company’s former chief executive officer president and director executed a Share Purchase Agreement with Roberto Luciano, the Company’s newly appointed chief executive office, president, secretary, treasurer and director, whereby Mr. Wolfe sold to Mr. Luciano 30,500,000 shares of the Company’s common stock in consideration for payment of $5,000. Mr. Wolfe retained ownership of 2,000,000 shares of the Company’s common stock.

The purchase of the 30,500,000 shares of the Company’s common stock represents approximately 39.3% of the Company’s issued and outstanding shares of common stock.

A copy of the Share Purchase Agreement is attached as Exhibit 10.1.

Effective as of March 14, 2014, Ralph Simpson, the Company’s former chief financial officer, Chairman and director executed a Share Purchase Agreement with Bennie Manion, the Company’s newly appointed chief operating office, vice president and director, whereby Mr. Simpson sold to Mr. Manion 30,500,000 shares of the Company’s common stock in consideration for payment of $5,000. Mr. Simpson retained ownership of 2,000,000 shares of the Company’s common stock.

The purchase of the 30,500,000 shares of the Company’s common stock represents approximately 39.3% of the Company’s issued and outstanding shares of common stock.

A copy of the Share Purchase Agreement is attached as Exhibit 10.2

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

Arrangements of Certain Officers.

Departure of officers and directors:

On March 14, 2014 Samuel Wolfe and Ralph Simpson tendered their resignations as officers and directors of Unique Underwriters. Their resignations were tendered in connection with the execution of the Share Purchase Agreements as more fully described in Item 5.01 above.

Also on March 14, 2014 Rudolph Renda tendered his resignation as a director of the Company. There was no disagreement between the Company and Mr. Renda with respect to the operations or financial disclosures made by the Company.

Appointment of officers and directors:

Robert Luciano:

On May 14, 2014, Roberto Luciano was appointed the Company’s chief executive officer, president, secretary, treasurer and director. Mr. Luciano, age 42, has since June 2010 been a partner in Mi Logistics, a third party logistics and supply chain management company specializing in warehousing, transportation and contract packaging located in Mooresville, North Carolina. Mi Logistics’ business strategy is to assist companies in achieving greater efficiency, reliability and profitability in the delivery of their products.

Mr. Luciano has spent more than 15 years of his professional career in the technology field having worked for three Fortune 100 companies including: McGraw-Hill, Johnson & Johnson and IBM.

Mr. Luciano attended Montclair State University.

Bennie Manion:

On May 14, 2014, Bennie Manion was appointed the Company’s chief operations officer, vice president and director. Mr. Manion, age 40, has since March 2010 served as the chief executive officer of Mi Logistics, LLC and is responsible for its operations, business development, sales, fulfillment and support. In 2013 he co-founded First Choice Apparel Company which is engaged in ecommerce sales of name brand apparel and accessories. From 2005 to 2009 was co-owner of Faith Integrated Logistics, LLC.

Mr. Manion has spent four years as as an Associate and Youth Pastor at Aldersgate UMC in Nixa, MO.  He earned an M.A. from the Assemblies of God Theological Seminary and a Bachelor of Science degree in Biology from Southern Illinois University at Carbondale.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1 10.2	Share Purchase Agreement between Samuel Wolfe and Robert Luciano Share Purchase Agreement between Ralph Simpson and Bennie Manion

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2014 UNIQUE UNDERWRITERS, INC.

BY:/s/ Robert Luciano

Chief Executive Officer/Director